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                                                                    Exhibit 8(a)

                      [letterhead of Sullivan & Cromwell]


                                              August 4, 1999



Popular, Inc.,
      Popular International Bank Inc.,
           Popular North America, Inc. ,
                c/o Popular, Inc.,
                     209 Munoz Rivera Avenue,
                          Hato Rey, Puerto Rico 00918.

Ladies and Gentlemen:

                  As counsel to Popular, Inc., Popular International Bank, Inc. and Popular North America, Inc. (the "Registrants") in connection with the registration of $1,500,000,000 aggregate principal amount of Debt Securities, we hereby confirm to you our opinions set forth under the headings "United States Taxation" in the Prospectus Supplements each of which forms a part of the Registration Statement of the Registrants to which this opinion is filed as an exhibit, subject to the limitations set forth therein.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "United States Taxation" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Very truly yours,

                                                /s/ Sullivan & Cromwell